UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2008
Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

4520 East-West Highway, Suite 300
Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (e) On July 10, 2008, the Compensation Committee of the registrant’s Board of Directors approved the registrant’s annual cash incentive bonus program for 2008.
     For each executive, the Compensation Committee established a target bonus equal to a percentage of his or her base salary, which was 50% for the chief executive officer, 35% for the executive vice president of sales and marketing and 30% for all other executives. In each case, 70% of the executive’s final bonus will be based on the achievement of company-wide corporate performance goals for 2008, which are the same for all executive officers, and 30% will be based on an assessment of each executive’s individual performance for the year. The maximum bonus to which each executive will be entitled is 150% of the target bonus amount. The bonuses will be paid in 2009 following the determination by the Compensation Committee as to whether the registrant has achieved its corporate goals and its assessment of individual executive performance for the year.
     As part of this process, the Compensation Committee approved four corporate goals, which will be used to measure whether the executives will be entitled to bonuses based on corporate performance, the weighting of each of these four goals and goal achievement levels to measure the realization of these goals. The Compensation Committee will evaluate the individual performance of each executive and determine the portion of his or her bonus actually earned based upon such individual performance following the end of the year. This evaluation will be based upon individual performance goals adopted by each executive and approved by the chief executive officer and will be made by the Compensation Committee using its discretion, and in consultation with the chief executive officer in all cases but his own.
     The following table summarizes the registrant’s 2008 corporate goals established by the Compensation Committee.
Corporate Performance Goals for 2008

			Weighting of
Goal			Goal
1)	Meet key research and development timelines.		25.0%
2)	Achieve approval or approvable status for the supplemental new drug application for irritable bowel syndrome with constipation.		25.0
3)	a)	Positively impact overall AMITIZA prescription growth/royalty revenue necessary to result in a specified percentage increase over 2007 achievements.	25.0
	b)	Increase the percentage of AMITIZA sales in the institutional marketplace to a specified percentage of total AMITIZA sales.
4)	Advance expansion efforts for AMITIZA in Europe and Japan.		25.0

	Total		100.0%

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: July 15, 2008	By:	/s/ MARIAM E. MORRIS
		Name:	Mariam E. Morris
		Title:	Chief Financial Officer